EXHIBIT 10.1
                           Internet Services Agreement


This Internet Services Agreement (the "Agreement"), by and between EMC Corporation ("EMC"), a Massachusetts corporation with a principal place of business at 171 South Street, Hopkinton, MA 01748, and 9066-4871 Quebec Inc. d.b.a. "Planet 411", (the "Company") a Quebec corporation with a principal place of business at 440 Rene Levesque West, suite 400 is made this 15th day of May 1999 (the "Effective Date").

WHEREAS, EMC HAS PRODUCTS AND SERVICES WHICH IT INTENDS TO EMPLOY TO SATISFY COMPANY'S REQUIREMENTS; AND,

WHEREAS, COMPANY DESIRES TO HAVE EMC PERFORM INTERNET SERVICES FOR COMPANY; AND,

WHEREAS, COMPANY OWNS AND OPERATES ONLINE INFORMATION SERVICES WHICH CONSIST OF CERTAIN HARDWARE, SOFTWARE AND APPLICATION SUBSYSTEMS THAT IT WISHES EMC TO INSTALL, OPERATE AND MAINTAIN FOR COMPANY AT EMC'S INTERNET SERVICES CENTER AS FURTHER DEFINED IN THE STATEMENT(S) OF WORK,

NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE AND OTHER GOOD AND VALUABLE CONSIDERATION, THE PARTIES AGREE AS FOLLOWS:

Definitions:

"Services" shall mean the computer hardware and all related interfaces, software, data storage and network interface connections and other such items necessary for operation of the internet services complex as defined in each Statement of Work; the network connections necessary for Company to manage Applications and deliver content as defined in each Statement of Work; the internet services described in Section 2 below and in the Statement of Work; all other services described in the Statement of Work.

"Application" shall be defined in each Statement of Work.

"Content" shall mean editorial content contained in the Application(s).

1. General Scope of Agreement.

Company is solely responsible for the Applications and the Content of the Applications as well as issuing a purchase order once agreement is signed. EMC is responsible for the equipment, facilities and services as defined herein and in each Statement of Work.


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2. Services to be Performed

EMC will perform the Services as detailed in each Statement of Work, appended to this Agreement as defined herein, and perform the Services according to the Functional Specifications in Section 2.1.

     2.1 Functional Specification

EMC shall supply, maintain and operate the Services including its various parts in accordance with the functional specification (the "Functional Specification") set forth below:

The hardware and software and other equipment items as specified in each Statement of Work to be attached to this Agreement.

A protected and secure computer room environment with physical access restricted to authorized personnel and network and remote access restricted by firewall and other electronic means to authorized users, sufficient fire repression equipment so as to protect the computer hardware and network hardware used by the applications, and backup power supplies to provide uninterrupted supplies of electricity; automatic and regularly scheduled backup of all related data and the restoration of such backups on demand by Company, with such backups stored at a location different than that of the original data; twenty-four hour per day, seven days per week support of the computer room; and complete facilities management, including data backups, computer hardware maintenance, network hardware maintenance, installation of software updates and fixes as supplied by the manufacturers of the computer and network hardware in place, and any such other tasks as required to operate the computer hosting services in accordance with the requirements and obligations identified in each Statement of Work. During the term of this Agreement, the allocation of hardware, software and other equipment and services supplied by EMC may be re-allocated to other projects by Company and EMC upon submission of a revised Statement of Work, subject to both parties acceptance which will not be unreasonably withheld or delayed.

     2.2 Statement of Work

The parties will use documents ("Statements of Work") that define each assignment, task or project to be performed by EMC for Company. The Statements of Work will be as complete in details as is required to meet the function of the work. As a minimum, each Statement of Work must contain the following items: explanation of the project; coordinators for both EMC and Company that will be responsible for the efforts; schedule for performance; reports and/or meetings required, and, for a list of equipment and services with prices.

As each Statement of Work is prepared and approved by both parties, that Statement of Work will be incorporated by reference into this Agreement.


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3. Other Duties of EMC

     3.1 Appointment of Contact Personnel

EMC shall appoint a single, primary contact person who shall be Company's main representative at EMC and whose primary responsibility will be to assure that the obligations and responsibilities herein are performed in accordance with the specifications and requirements herein stated.

From time to time it may be necessary to designate a new primary contact person. EMC will notify Company promptly in writing of the new primary contact person. Upon reasonable request from Company, EMC will change the primary contact person.

     3.2 Proprietary Rights

EMC is the sole owner of all right, title and interest in the Services, including any patent, copyright or trade secret rights, provided EMC does not use the Confidential Information of the Company.

4. Duties of Company

     4.1 Supply of Operational Data

Company shall supply to EMC all necessary operational data and all such other data that EMC reasonably requires in order to perform the Services.

     4.2 Supply of Server and Database Software and Licenses

Company shall supply Applications, Hardware, Software and associated licenses or maintenance agreements as defined in each Statement of Work

     4.3 Appointment of Contact Personnel

Company shall appoint a single, primary contact person who shall be EMC's main representative at Company and whose primary responsibility will be to assure that the obligations and responsibilities herein are performed in accordance with the specifications and requirements herein stated.

From time to time it may be necessary to designate a new primary contact person. Company will notify EMC promptly in writing of the new primary contact person.

     4.4 Proprietary Rights

Company represents that the Application(s) contain information gathered, selected, coordinated and arranged by company at considerable expense by the application of methods, editorial standards and judgment that is proprietary to company and that that Content is a valuable asset of company, and that title and ownership of the Content and Application(s) remains exclusively

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with company and its licensors.

EMC acknowledges that it is not acquiring any proprietary or copyright interest in the Content or Application(s).

5. Payment

Payment terms will be established by the parties and included in each Statement of Work. Unless specified otherwise in an agreed Statement of Work, Company shall pay all invoices within 10 days following the receipt of the invoice by Company, or upon such other terms as the parties may agree.

6. Term and Termination

     6.1 Term of the Agreement

This Agreement is effective as of the Effective Date and shall remain in effect for two (2) years or until terminated in accordance with the terms contained in the following sections and elsewhere in the Agreement.

     6.2 Renewal of the Agreement

This Agreement shall automatically renew for successive one (1) year periods. Either party may elect not to renew by giving written notice to the other party in accordance with the notice provisions contained in Section 9 of this Agreement, not less than ninety (90) days prior to the end of the then current term.

     6.3 Termination of the Agreement

Either party may terminate this Agreement upon written notice in the event of a material breach by the other party; provided however, that the non-breaching party has provided written notice of such material breach, and such material breach was not cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after the providing of the written notice.

7. Limitation of Liability

     7.1 EMC'S ENTIRE LIABILITY FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE, INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, SHALL BE LIMITED TO THE GREATER OF THE AMOUNTS PAID BY THE COMPANY TO EMC DURING THE PREVIOUS 12 MONTH PERIOD OR $100,000.

     7.2 NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, OR ANY OTHER INDIRECT LOSS OR DAMAGE, INCLUDING LOST PROFITS OR LOST DATA, ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, OR THE USE

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     OR PERFORMANCE  OF ANY SERVICE,  WHETHER IN AN ACTION FOR OR ARISING OUT OF
     ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. NO ACTION OR PROCEEDING AGAINST EITHER PARTY MAY BE COMMENCED MORE THAN EIGHTEEN (18) MONTHS AFTER THE CAUSE OF ACTION ACCRUES

     7.3 EMC SHALL NOT BE LIABLE FOR ANY CONTENT PROCESSED OR STORED ON THE SYSTEM EVEN IF SUCH CONTENT WAS KNOWN BY EMC. COMPANY SHALL HOLD HARMLESS AND INDEMNIFY EMC FROM ANY LOSS OR DAMAGES (INCLUDING REASONABLE ATTORNEYS
     FEES) INCURRED BY EMC BECAUSE OF ANY CLAIMS, SUITS OR DEMANDS OF THIRD PARTIES ARISING OUT OF OR RESULTING FROM ANY CONTENT PROVIDED BY COMPANY TO EMC FOR PLACEMENT ON THE APPLICATION.

     8. Confidentiality

     8.1 "Confidential Information" shall mean information or materials provided by one party to the other which are in tangible form and labeled
     "confidential" or the like, or, if disclosed orally, are identified as being confidential at the time of disclosure and are followed up within two
     (2) weeks in a tangible form that is appropriately labeled.

     8.2 Confidential Information shall not include information or materials that (1) were, on the effective date of this Agreement, generally known to the public; or (2) become generally known to the public after the effective date of this Agreement other than as the result of an act or omission of the receiving party; or (3) were rightfully known to the receiving party prior to that party receiving same from the disclosing party; (4) are or were disclosed by the disclosing party to a third party generally without that third party's breach of agreement or obligation of trust; or (6) are independently developed by the receiving party without the use of the Confidential Information.

     8.3 The receiving party shall not (1) disclose Confidential Information to any third party, (2) make Confidential Information available to any of its employees or consultants who do not have a "need to know" in order to any third party; or (3) use Confidential Information for any purpose other than contemplated by this Agreement. The receiving party shall be held to the same standard of care it applies to its own information and materials of a similar nature.

     8.4 All Confidential Information disclosed under this Agreement shall remain the property of the disclosing party.

9. General

     9.1 This Agreement, including any Statement(s) of Work attached, is the complete and exclusive statement of the parties and supersedes all prior written agreements with respect to the subject matter. Neither this Agreement nor any Statement of Work may be altered


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     or  amended   except  in  writing   and   executed   by  their   authorized
     representatives.

     9.2 Neither party will be liable for any failure or delay in performance, except the obligation to pay money, due in whole or in part to the extent that such failure or delay is caused by events beyond the control of the parties.

     9.3 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, excluding its choice of laws provisions.

     9.4 Sections 3.2, 4.4, 5, 6, 7, 8 and 9 shall survive termination of this Agreement.

     9.5 All notices under this Agreement shall be in writing and shall be given in person or by certified or registered mail or overnight courier to the attention of the respective General Corporate Counsel at the addresses set forth above.

     9.6 All headings in this Agreement are inserted for convenience only and are not intended to effect the meaning or interpretation of this Agreement or any clause.

     9.7 No omission or delay on the part of either party in requiring the fulfillment by the other party of its obligations hereunder shall constitute a waiver of its rights to require the fulfillment of any other obligation hereunder, or a waiver of any remedy it might have hereunder.

     9.8 EMC shall not be in breach of this Agreement due to any failure to meet any Target Completion Date (as defined in the (Statement of Work) due to any cause under the reasonable control of Company or as stated in section 9.2.

Signed by authorized representatives of both parties.


9066-4871 Quebec Inc.                 EMC Corporation

By:  /s/ Joseph Farag                 By:   /s/ Charles Loewwy
     ---------------------------           --------------------------
Name: Joseph Farag                    Name: Charles Loewwy
Title: President                      Title: Director, Internet Solutions Group